UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

AMENDED
FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BALL CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	35-0160610

(State of incorporation or	(IRS Employer
organization	Identification No.)

10 Longs Peak Drive, Broomfield, Colorado	80021-2510

(Address of principal executive offices)	ZIP Code

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock with Purchase Rights	New York Stock Exchange Chicago Stock Exchange Pacific Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                                                                        None
(Title of Class)

Amended Form 8-A

Item 1.  Description of the Amendment to Form 8-A

On July 28, 2004, Ball Corporation (the “Company”) announced that its Board of Directors declared a two-for-one split of the Company’s common stock. As a result of the stock split, the rights attaching to the shares (pursuant to the Rights Agreement dated January 24, 1996) automatically split so that one quarter of a right attaches to each Ball Corporation Common Stock share outstanding upon the effective date of the stock split, which is August 23, 2004, for shareholders of record on August 4, 2004. Ball Corporation previously split the Company’s common stock on February 22, 2002.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BALL CORPORATION
(Registrant)

Date: August 2, 2004	/s/ R. David Hoover
Name: R. David Hoover
Title: Chairman, President and
Chief Executive Officer